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                             INCO HOMES CORPORATION
             EXHIBIT 23.2 -- CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 Registration No. 33-68220) of Inco Homes Corporation 1992 Stock Option/Stock Issuance Plan of our report dated March 27, 1997 appearing on page F-2 of this Form 10-K.






PRICE WATERHOUSE LLP

Costa Mesa, California
March 27, 1997